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                                  Exhibit 21.1


                              List of Subsidiaries


Name of Subsidiary                                        State of Incorporation

Rio Sportswear, Inc..............................                     Delaware

AEI Management Corporation(1)....................                     California

Jeanswear Holdings, Inc..........................                     Delaware

Calvin Klein Jeanswear Company(2)................                     Delaware

Kaijay Acquisition Company(3)....................                     Delaware

Abbeville Acquisition Company(3).................                     Delaware

New Bedford Shippers Corp.(3)....................                     New York

Broadway Jeanswear Holdings, Inc.................                     Delaware

Broadway Jeanswear Company, Inc..................                     Delaware

Broadway Jeanswear Sourcing, Inc.................                     Delaware

Outlet Stores, Inc...............................                     Delaware

Outlet Holdings, Inc.............................                     Delaware

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(1)        Subsidiary of Rio Sportswear, Inc.

(2)        Subsidiary of Jeanswear Holdings, Inc.

(3)        Subsidiary of Calvin Klein Jeanswear Company